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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


         Date of report (date of earliest event reported) September 4, 1998.


                               NewStar Media Inc.
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             (Exact name of registrant as specified in its charter)


                                   California
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                 (State or other jurisdiction of incorporation)


           0-24984                                    95-4015834
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    (Commission File Number)               (IRS Employer Identification No.)


                  8955 Beverly Boulevard, Los Angeles, CA       90048
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                 (Address of Principal Executive Offices)     (Zip Code)


                                 (310) 786-1600
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              (Registrant's Telephone Number, Including Area Code)



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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On September 4, 1998, NewStar Media Inc. (the "Company") completed the sale of its land and building for $4,255,000 to two individuals unaffiliated with the Company, Barry Beitler and Tony Dorn. The Company received $2,017,212 in cash, a portion of which was used to pay the existing mortgage plus accrued interest and closing fees, and the balance of the purchase price was evidenced by two promissory notes in the aggregate amount of $2,237,787. The notes mature on September 8, 1998 and bear interest at 8% per annum and are secured by a deed of trust on the real property. The Company will use a portion of the proceeds from the repayment of the notes to repay a $1,500,000 loan to Apollo Partners, LLC. After giving effect to the repayment of the loan to Apollo Partners, the sale will yield a net cash surplus to the Company of approximately $780,000. In connection with such sale, the Company will recognize gain of approximately $1,711,000 in the third quarter of 1998.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            NEWSTAR MEDIA INC.


Date:  September 4, 1998                    By:   /S/  RONALD LIGHTSTONE
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                                                  Ronald Lightstone
                                                  President and Chief Executive
                                                    Officer